UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.      )

Check the appropriate box:

[ ]	Preliminary information statement.

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

[X]	Definitive information statement.
EMPOWER FUNDS, INC.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Regarding the Empower Large Cap Growth Fund

This notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Empower Large Cap Growth Fund (the “Fund”). We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Empower Capital Management, LLC (“ECM”) is the investment adviser to Empower Funds, Inc. (“Empower Funds”), including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage the investment and reinvestment of the assets of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission. The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. Pursuant to the order, the Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser - the specified information is contained in the Information Statement.

Amundi Asset Management US, Inc. (“Amundi US”) served as a sub-adviser of the Fund pursuant to a sub-advisory agreement (the “Previous Sub-Advisory Agreement”) between Empower Funds, ECM and Amundi US. On March 31, 2025, Amundi US was acquired by Victory Capital Holdings, Inc. (“Victory”) and underwent a “change of control,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), resulting in an “assignment” and termination of the Previous Sub-Advisory Agreement under the 1940 Act. At a meeting held on December 10-11, 2024, the Board, including the directors who are not “interested persons” of Empower Funds or ECM, as defined in the 1940 Act, unanimously approved a new sub-advisory agreement between Empower Funds, ECM and Victory Capital Management, Inc. (“Victory Capital”), a subsidiary of Victory, (the “New Sub-Advisory Agreement”), which became effective on April 1, 2025, and is the same in all substantive respects as the Previous Sub-Advisory Agreement. There is no change to the sub-advisory fees paid by ECM to Victory Capital.

Please refer to the Information Statement for additional information. It describes the Fund’s investment management structure, the New Sub-Advisory Agreement, background information about Victory Capital, factors that the Board considered in approving the New Sub-Advisory Agreement and other important information.

We will mail this Important Notice of Internet Availability of Information Statement on or about June 11, 2025. The Information Statement will be available online at www.empower.com/investments/empower-funds/fund-documents until September 9, 2025. You may also obtain a paper or email copy of the Information Statement, without charge, by calling (866) 831-7129. If you have any questions about this Notice of Internet Availability of Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

EMPOWER FUNDS, INC.

Empower Large Cap Growth Fund

Executive Offices & Mailing Address:	8515 East Orchard Road Greenwood Village, Colorado 80111

INFORMATION STATEMENT

The purpose of this Information Statement is to notify shareholders of the Empower Large Cap Growth Fund (the “Fund”), a series of Empower Funds, Inc. (“Empower Funds”), of the approval of a new sub-advisory agreement.

Empower Capital Management, LLC (“ECM”), a Colorado limited liability company located at 8515 East Orchard Road, Greenwood Village, Colorado 80111, is the investment adviser to Empower Funds, including the Fund. ECM provides investment advisory, fund operations and accounting services to the Fund. In addition, ECM, at its own expense, may select and contract with sub-advisers to manage the investment and reinvestment of the assets of the Fund.

Empower Funds and ECM operate under a manager-of-managers structure pursuant to an order issued by the U.S. Securities and Exchange Commission (“SEC”). The order generally permits ECM to hire sub-advisers or materially amend sub-advisory agreements without shareholder approval. Pursuant to the order, the Board of Directors of Empower Funds (the “Board”) must approve such sub-advisory agreements and Empower Funds must provide specified information to shareholders within 90 days of the hiring of any new sub-adviser.

Amundi Asset Management US, Inc. (“Amundi US”) served as a sub-adviser of the Fund pursuant to a sub-advisory agreement (the “Previous Sub-Advisory Agreement”) between Empower Funds, ECM and Amundi US. On March 31, 2025, Amundi US was acquired by Victory Capital Holdings, Inc. (“Victory”) and underwent a “change of control,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), resulting in an “assignment” and termination of the Previous Sub-Advisory Agreement under the 1940 Act. At a meeting held on December 10-11, 2024, the Board, including the directors who are not “interested persons” of Empower Funds or ECM (“Independent Directors”), as defined in the 1940 Act, unanimously approved a new sub-advisory agreement between Empower Funds, ECM and Victory Capital Management, Inc. (“Victory Capital”), a subsidiary of Victory, (the “New Sub-Advisory Agreement”), which became effective on April 1, 2025, and is the same in all substantive respects as the Previous Sub-Advisory Agreement. There is no change to the sub-advisory fees paid by ECM to Victory Capital.

Instead of delivering a paper copy of this Information Statement, Empower Funds has made it available online at www.empower.com/investments/empower-funds/fund-documents until September 9, 2025. A paper or email copy of this Information Statement may be obtained, without charge, by calling (866) 831-7129. If you have any questions about this Information Statement, please contact your financial adviser (if applicable) or contact the Fund at the phone number provided above.

Please read this Information Statement carefully because it contains important information.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

Prior to the acquisition of Amundi US by Victory, Amundi US had been serving as a sub-adviser of the Fund pursuant to the Previous Sub-Advisory Agreement. J.P. Morgan Investment Management Inc. (“JPMorgan”) also serves as a sub-adviser pursuant to a sub-advisory agreement among ECM, Empower Funds on behalf of the Fund, and JPMorgan (“JPMorgan Sub-Advisory Agreement”). The JPMorgan Sub-Advisory Agreement was most recently renewed by the Board (including a majority of the Independent Directors) on April 17, 2025, in connection with the Board’s annual review and consideration of such agreements. JPMorgan will continue to serve as a sub-adviser of the Fund alongside Victory Capital.

In approving the New Sub-Advisory Agreement with Victory Capital, ECM considered various criteria in connection with the change of control including: (1) the nature, extent and quality of services to be provided; (2) investment performance; (3) profitability and other benefits to Victory Capital; and (4) other information such as Victory Capital’s compliance manual, code of ethics, Form ADV and the investment team’s biographies. Upon completion of the review process, ECM recommended to the Board approval of Victory Capital as a sub-adviser of the Fund.

THE ECM INVESTMENT ADVISORY AGREEMENT

ECM is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). ECM is a wholly-owned subsidiary of Empower Services Holdings US, LLC. Empower Services Holdings US, LLC is a wholly-owned subsidiary of Empower Annuity Insurance Company of America (“Empower of America”), which is a wholly-owned subsidiary of Empower Holdings, LLC, a Delaware holding company. Empower Holdings, LLC is an indirectly owned subsidiary of Great-West Lifeco Inc., which is a Canadian financial services holding company with operations in Canada, the U.S. and Europe, and is a member of the Power Financial Corporation group of companies. Power Financial Corporation is a wholly-owned subsidiary of Power Corporation of Canada, a Canadian holding and management company. The Desmarais Family Residuary Trust, a trust established pursuant to the Last Will and Testament of the Honourable Paul G. Desmarais, directly and indirectly controls a majority of the voting shares of Power Corporation of Canada.

Pursuant to an Amended and Restated Investment Advisory Agreement, as amended (the “ECM Investment Advisory Agreement”) between Empower Funds and ECM, ECM acts as investment adviser and, subject to the supervision of the Board, directs the investments of the Fund in accordance with its investment objectives, policies and limitations.

ECM has also contracted to perform, or supervise the performance of, Empower Funds’ fund operations and accounting services in connection with the management of Empower Funds, including the Fund, and all financial reporting for Empower Funds. These services include: coordinating all matters relating to the functions of the custodian, transfer agent, accountants, attorneys, and other parties performing services or operational functions for Empower Funds; providing such administrative and clerical functions as are necessary to provide effective administration of Empower Funds, including services in connection with production and filing of certain reports and maintenance of certain books and records of Empower Funds; and providing Empower Funds with adequate office space and related services necessary for its operations.

The ECM Investment Advisory Agreement became effective on May 1, 2017, and was most recently renewed by the Board (including a majority of the Independent Directors) on April 17, 2025, in connection with the Board’s annual review and consideration of the agreement. As approved, the ECM Investment Advisory Agreement will remain in effect with respect to the Fund until April 30, 2026, and will thereafter continue in effect from year to year if approved annually by the Board, including the vote of a majority of the Independent Directors or by vote of a majority of the outstanding shares of the Fund. Any material amendment to the ECM Investment Advisory Agreement will only become effective with respect to the Fund upon (1) approval by the Board, or by the vote of a majority of the outstanding voting securities of the Fund; and (2) a majority of those directors who are not parties to the ECM Investment Advisory Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. The ECM Investment Advisory Agreement is not assignable and may be terminated without penalty with respect to the Fund either by the Board or by vote of a majority of the outstanding voting securities of the Fund or by ECM, each on 60 days’ notice to the other party.

For services provided to the Fund under the ECM Investment Advisory Agreement, the Fund pays ECM a fee, which is calculated daily and paid monthly, at an annual rate of the Fund’s average net assets. The table below sets forth the investment advisory fee rate, aggregate investment advisory fee rate and the investment advisory fees paid by the Fund to ECM for the fiscal year ended December 31, 2024:

Fund	Investment Advisory Fee Rate	Aggregate Investment Advisory Fee Rate	Investment Advisory Fee
Empower Large Cap Growth Fund	0.62% of the average daily net assets on assets up to $1 billion, 0.57% of the average daily net assets on assets over $1 billion, and 0.52% of the average daily net assets on assets over $2 billion.	0.61%	$9,094,873

THE NEW SUB-ADVISORY AGREEMENT

The New Sub-Advisory Agreement between ECM, Empower Funds on behalf of the Fund, and Victory Capital became effective on April 1, 2025. The New Sub-Advisory Agreement was unanimously approved by the Board at a meeting held on December 10-11, 2024. As approved, the New Sub-Advisory Agreement is effective through April 1, 2026 and will thereafter continue in effect from year to year if approved annually by the vote of a majority of the Independent Directors, ECM or Victory Capital, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of the majority of the Board or of a majority of the outstanding voting securities of the Fund. The New Sub-Advisory Agreement is the same in all substantive respects as the Previous Sub-Advisory Agreement.

The New Sub-Advisory Agreement contemplates a multi-manager approach to the sub-advisory services provided to the Fund. Under this multi-manager approach, Victory Capital is responsible for the investment and reinvestment of the portion of the Fund’s assets allocated to it by ECM (the portion so allocated, a “Fund Account”), and for making decisions to buy, sell or hold any particular security with respect to its Fund Account. Victory Capital bears all expenses in connection with the performance of its services, including compensating and furnishing office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

For services provided under the New Sub-Advisory Agreement, ECM pays Victory Capital a fee computed daily and paid monthly at the annual rate of 0.30% on the first $500 million of Fund Account assets, 0.24% on the next $500 million of Fund Account assets, and 0.225% on all Fund Account assets over $1 billion, which is identical to the sub-advisory fees paid by ECM to Amundi US under the terms of the Previous Sub-Advisory Agreement. During the fiscal year ended December 31, 2024, ECM paid Amundi US $2,140,993 for its sub-advisory services to the Fund.

The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by ECM, by vote of the Board, by vote of a majority of the outstanding voting securities of the Fund, or by Victory Capital, in each case on 60 days’ written notice. As required by the 1940 Act, the New Sub-Advisory Agreement will automatically terminate, without payment of penalty, in the event of its assignment, as defined in the 1940 Act. It will also terminate in the event the ECM Investment Advisory Agreement is terminated for any reason.

INFORMATION ABOUT VICTORY CAPITAL

Victory Capital, a New York corporation with its principal business address at 15935 La Cantera Parkway, San Antonio, Texas 78256, is registered as an investment adviser pursuant to the Advisers Act. Victory Capital is a wholly-owned subsidiary of Victory Capital Operating, LLC, which is a wholly-owned subsidiary of VCH Holdings, LLC, which is a wholly-owned subsidiary of Victory Capital Holdings, Inc. Victory Capital is a diversified global asset manager comprised of multiple investment teams, referred to as investment franchises, each of which utilizes an independent approach to investing. Pioneer Investments is the investment franchise responsible for managing a portion of the Fund. As of March 31, 2025, Victory Capital had approximately $171.4 billion in assets under management.

Except as otherwise specified herein, all information about Victory Capital in this Information Statement has been provided by Victory Capital.

Board of Directors and Management Team of Victory Capital

The table below lists the individuals who serve as directors and principal executive officers of Victory Capital and their principal occupations. The address for all Victory Capital personnel is 15935 La Cantera Parkway, San Antonio, Texas 78256.

Name	Title
David C. Brown	Chairman, Director, and Chief Executive Officer
Michael D. Policarpo	President, Chief Financial Officer & Chief Administrative Officer, Director
Mannik Dhillon	President, Investment Franchises & Solutions
Nina Gupta	Chief Legal Officer & Secretary, Head of Human Resource Administration, Director

There are no arrangements or understandings made in connection with the New Sub-Advisory Agreement between Empower Funds, ECM and Victory Capital with respect to the composition of the managers of ECM or the Board, or with respect to the selection or appointment of any person to any office with any such entity.

Other Funds with Similar Investment Objectives Managed by Victory Capital

Victory Capital serves as an investment adviser or sub-adviser to other registered investment companies with investment objectives similar to that of the Fund. The following table provides information about the size and rate of compensation with respect to another registered investment company, which Victory Capital serves:

Fund	Net Assets as of 3/31/2025	Annual Advisory Fee Rate (as a % of average daily net assets)*
Victory Pioneer Fundamental Growth Fund	$6.7 billion	0.61%
*	Victory Capital has waived, reduced or otherwise agreed to reduce its compensation under an applicable contract for the above-mentioned fund.

BOARD REVIEW AND APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT

The Board, including the Independent Directors, at a meeting held on December 10-11, 2024 (the “Meeting”), unanimously approved the New Sub-Advisory Agreement between Empower Funds, ECM and Victory Capital with respect to the Fund.

Pursuant to the New Sub-Advisory Agreement, Victory Capital, subject to general supervision and oversight by ECM and the Board, will be responsible for the day-to-day management of the investment and reinvestment of the assets of its Fund Account, which includes making decisions to buy, sell or hold any particular security.

In approving the New Sub-Advisory Agreement, the Board considered such information as the Board deemed reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement. In its deliberations, the Board did not identify any single factor as being determinative. Rather, the Board’s approval was based on each Director’s business judgment after comprehensive consideration of the information as a whole. Individual Directors may have weighed certain factors differently and assigned varying degrees of materiality to information considered by the Board. The Independent Directors were assisted in their deliberations by independent legal counsel.

The Board considered that the parent of Amundi US agreed to sell Amundi US to Victory, the parent corporation of Victory Capital (the “Transaction”). The Board further considered that there will be no changes to the investment team, investment philosophy, processes or strategies for the Fund or the sub-advisory fee paid by ECM with respect to the Fund as a result of the Transaction.

Based upon its review of the New Sub-Advisory Agreement and the information provided to it, the Board concluded that the New Sub-Advisory Agreement was reasonable in light of the services to be performed, fees to be charged and such other matters as the Directors considered relevant in the exercise of their business judgment. The principal factors and conclusions that formed the basis for the Directors’ determinations to approve the New Sub-Advisory Agreement are discussed below.

Nature, Extent and Quality of Services

The Board considered the nature, extent and quality of services to be provided to the Fund by Victory Capital. Among other things, the Board considered Amundi US’s personnel, experience, resources and track record in managing its portion of the Fund; its ability to provide or obtain such services as may be necessary in managing, acquiring and disposing of investments on behalf of the Fund; and its ability to provide research and obtain and evaluate the economic, statistical and financial data relevant to the investment policies of the Fund. The Board also reviewed the qualifications, education, experience and tenure of the portfolio managers to be responsible for the day-to-day management of the Fund. In addition, the Board considered Victory Capital’s reputation for management of its investment strategies, its investment decision-making process, its disaster recovery procedures, including cybersecurity risk mitigation, its overall financial condition and ability to carry out its obligations to the Fund, its technical resources, operational capabilities and safeguards, and compliance policies and procedures, as well as Victory Capital’s practices regarding the selection and compensation of brokers and dealers for the execution of portfolio transactions and the procedures it uses for obtaining best execution of portfolio transactions. As part of its assessment of the nature, extent and quality of services, the Board evaluated information regarding Victory Capital’s regulatory and compliance environment and compliance policies and procedures. The Board noted the Chief Compliance Officer’s assessment that Victory Capital’s compliance program appears to be reasonably designed to comply with the requirements of Rule 38a-1 under the 1940 Act.

As part of its consideration, the Board reviewed materials received from Victory Capital and ECM. In connection with the review process, the Board considered that, at its meeting held on April 23, 2024 (the “April Meeting”) as part of a multi-faceted annual review process, the Board considered information regarding, among other things, the nature, extent and quality of services provided by Amundi US, along with performance information for Amundi US with respect to the Fund, and at the April Meeting concluded that it was satisfied with the nature, extent and quality of services provided to the Fund by Amundi US. The Board also considered, at the Meeting, ECM’s representations that it was satisfied with the nature, extent and quality of services provided to the Fund by Amundi US and to be provided by Victory Capital.

The Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by Victory Capital.

Investment Performance

The Board noted the performance information regarding the Fund it considered at the April Meeting and at subsequent meetings. The Board considered information provided by ECM concluding that it was satisfied with the investment performance of Victory Capital.

Costs and Profitability

The Board considered the costs of services to be provided by Victory Capital. With respect to the costs of services, the Board considered the structure and level of the sub-advisory fees payable by ECM to Victory Capital. In evaluating the sub-advisory fees payable to Victory Capital, the Board noted that, based on the information provided by Victory Capital, the fee proposed to be charged to ECM for the Fund was lower than the fee schedule for other accounts managed by Victory Capital in the same investment style as the Fund.

The Board also considered the overall financial soundness of Victory Capital. The Board reviewed the statement of financial condition of the parent of Victory Capital. In addition, the Board considered Victory Capital’s estimate of profits to be realized related to the services to be provided to the Fund.

Economies of Scale

In evaluating economies of scale, the Board considered, among other things, the level of sub-advisory fees payable by ECM and whether those fees include breakpoints and the current level of Fund assets. Based on the information provided, the Board concluded that the sub-advisory fee schedule reflects an appropriate recognition of economies of scale.

Other Factors

The Board considered ancillary benefits to be derived by Victory Capital from its relationship with the Fund as part of the total mix of information evaluated by the Board. The Board noted that Victory Capital may receive ancillary benefits from soft-dollar arrangements by which brokers provide research to Victory Capital in return for allocating Fund brokerage to such brokers. The Board concluded that the sub-advisory fee was reasonable, taking into account any ancillary benefits to be derived by Victory Capital.

Conclusion

Based on all of the information considered, in particular the information received and considered at the April Meeting, as supplemented at the Meeting, the Board determined that the terms of the New Sub-Advisory Agreement are reasonable and that the approval of the New Sub-Advisory Agreement is in the best interest of the Fund.

OTHER INFORMATION

Record of Beneficial Ownership

As of May 23, 2025, the directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund. Shareholders with an ownership interest of 5% or greater in the Fund as of May 23, 2025, were:

Empower Large Cap Growth Fund – Institutional Class Shares
Record Owner	Address	Percentage
Empower Moderate Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	12.97%
Empower Moderately Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	9.72%
Empower Aggressive Profile Fund Investor Class	8515 E. Orchard Road, Greenwood Village, CO 80111	8.23%
City of Detroit Benefits & Administration	Two Woodward Ave., Suite 304, Detroit, MI 48226	5.82%

Empower Large Cap Growth Fund – Investor Class Shares
Record Owner	Address	Percentage
Empower Retirement IRA	P.O. Box 173764, Denver, CO 80217	67.82%
Future Funds II Series Account	8515 E. Orchard Road, Greenwood Village, CO 80111	14.40%

Broker Commissions

During the fiscal year ended December 31, 2024, no commissions were paid by Empower Funds or the Fund to brokers affiliated with Victory Capital.

Principal Underwriter, Administrator & Custodian

Empower Financial Services, Inc. (“EFSI”), a wholly-owned subsidiary of Empower of America, is the principal underwriter for Empower Funds. Empower of America provides recordkeeping and administrative services for Empower Funds. EFSI and Empower of America are located at 8515 E. Orchard Road, Greenwood Village, Colorado 80111. The Bank of New York Mellon serves as the Fund’s custodian.

Annual and Semi-Annual Reports

Upon request, Empower Funds will furnish shareholders of the Fund, a free copy of the most recent annual and semi-annual report and Form N-CSR, which includes the Fund’s annual and semi-annual financial statements. Requests should be directed in writing to 8515 East Orchard Road, Greenwood Village, Colorado 80111 or by calling (866) 831-7129. The annual or semi-annual report, or the Fund’s financial statements may also be found on Empower Funds’ website at www.empower.com/investments/empower-funds/fund-documents.